SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2012

ATRICURE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6217 Centre Park Drive West Chester, OH		45069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 2, 2012, AtriCure, Inc. issued a press release regarding its financial results for the first quarter ended March 31, 2012. The Company will hold a conference call on May 3, 2012 to discuss the financial results. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information in this Item 2.02 to Form 8-K and in the press release attached as Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Form 8-K and Exhibit 99.1 shall not be incorporated by reference in any filing or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing or document.

Item 5.02. Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective April 30, 2012, Julie Piton resigned as Vice President, Finance and Administration and Chief Financial Officer of AtriCure to pursue other opportunities. Ms. Piton’s departure was not due to any disagreement with AtriCure on any matter relating to the Company’s financial condition or financial reporting.

In connection with her resignation, Ms. Piton and AtriCure entered into an agreement (the “Agreement”) pursuant to which Ms. Piton is entitled to receive: (i) all accrued and unpaid base salary through the effective date of the resignation; (ii) payment for any accrued and unused vacation; (iii) continued vesting of all stock options and restricted stock until April 30, 2013; and (iv) twelve (12) months base salary. The foregoing description of the Agreement is a summary only and is qualified in its entirety by reference to the full text of the Agreement which is attached hereto and filed herewith as Exhibit 10.1 and incorporated herein by reference.

The Company is in the process of identifying a qualified candidate to fill the vacancy created by Ms. Piton’s resignation.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

10.1	Agreement between AtriCure, Inc. and Julie Piton dated effective as of April 30, 2012

99.1	Press Release dated May 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

Dated: May 2, 2012	By:	/s/ David J. Drachman
David J. Drachman President and Chief Executive Officer